Exhibit 10.6

FIRST AMENDMENT

TO

CREDIT AGREEMENT

AND

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

July 25, 2007

among

GENESIS CRUDE OIL, L.P.,

as the Borrower,

GENESIS ENERGY, L.P.,

as the Parent and a Guarantor,

and

the Lenders, Issuing Banks and Guarantors Party Hereto

FORTIS CAPITAL CORP.,

as Administrative Agent,

DEUTSCHE BANK SECURITIES INC.,

as Syndication Agent,

and

BANK OF AMERICA, N.A.,

U.S. BANK NATIONAL ASSOCIATION,

WACHOVIA BANK, NATIONAL ASSOCIATION,

BMO CAPITAL MARKETS FINANCING, INC.,

ROYAL BANK OF CANADA, and

SUNTRUST BANK,

as Co-Documentation Agents

TABLE OF CONTENTS

Section 1. Defined Terms	1

Section 2. Amendments to Credit Agreement	5

2.1 Amendments to Section 1.01 (Defined Terms)	5
2.2 Amendment to Section 2.06(b) (Letters of Credit)	7
2.3 Amendment to Section 5.10(a) (Additional Collateral; Additional Guarantors)	7
2.4 Amendment to Section 6.01(e) (Indebtedness)	8
2.5 Amendment to Section 6.01(g) (Indebtedness)	8
2.6 Amendment to Section 6.01(h) (Indebtedness)	8
2.7 Amendment to Section 6.02(f) (Liens)	8
2.8 Amendment to Section 6.03(b) (Fundamental Changes; Limitations on Business; Limited Purpose of the Parent)	8
2.9 Amendment to Section 6.04(g) (Investments, Loans, Advances, and Guarantees)	9
2.10 Amendment to Section 6.06(h) (Sale of Assets)	9
2.11 Amendment to Section 6.12 (Creation of Subsidiaries)	9
2.12 Amendment to Section 6.13 (Limitation on Leases)	9
2.13 Amendment to Section 6.18 (Control Agreements)	9
2.14 Amendment to Section 6.23 (Excess Cash)	9
2.15 Amendment to Section 7.01(k) (Events of Default)	10
2.16 Amendment to Section 7.01(p) (Events of Default)	10
2.17 Amendment to Schedules; Credit Agreement References	10
2.18 Consent and Waiver	10
2.19 Amendment to Exhibit F (Form of Perfection Certificate)	11

Section 3. Amendments to Guarantee and Collateral Agreement	12

3.1 Amendment to Section 5.08 (Instruments and Chattel Paper)	12
3.2 Amendment to Section 5.12 (Vehicles)	12
3.3 Amendment to Section 6.14 (Commercial Tort Claims)	12
3.4 New Section 6.16 (Vehicles)	12
3.5 Amendment to Schedules; Guarantee and Collateral Agreement References	13

Section 4. Conditions Precedent	13

Section 5. Miscellaneous	17

5.1 Increase of Committed Amount Pursuant to Section 2.05	17
5.2 Confirmation	18
5.3 Ratification and Affirmation; Representations and Warranties	18
5.4 Borrower Parties	18
5.5 Designation of Unrestricted Subsidiaries	19
5.6 Credit Document	19
5.7 Security Document	19
5.8 Counterparts	19
5.9 No Oral Agreement	19
5.10 GOVERNING LAW	19

i

Exhibit A – Form of Primary Counsel Opinion
Annex A

Schedule 2.01	Committed Amounts
Schedule 2.06	Existing Letters of Credit
Schedule 3.05	Certain Obligations
Schedule 3.06(a)	Properties
Schedule 3.07	Disclosed Matters
Schedule 3.14	Insurance
Schedule 3.15	Material Agreements
Schedule 3.16	Imbalances
Schedule 3.18	Force Majeure
Schedule 3.19(a)	Subsidiaries and Joint Ventures
Schedule 3.19(b)	Consents
Schedule 3.19(c)	Organizational Chart
Schedule 3.20(c)	Copyright Violations
Schedule 5.14	Post-Effective Date Items
Schedule 6.01	Indebtedness
Schedule 6.02	Liens
Schedule 6.09	Transactions with Affiliates
Schedule 6.18	Control Agreements

Annex B

Schedule 1	Notice Addresses of Guarantors
Schedule 2	Description of Pledged Securities
Schedule 3	Filings and Other Actions Required to Perfect Security Interests
Schedule 4	Legal Name, Location of Jurisdiction of Organization, Organizational Identification Number, Taxpayer Identification Number and Chief Executive Office
Schedule 5	Prior Names, Prior Chief Executive Office, Location of Tangible Assets
Schedule 6	Patents and Patent Licenses
Schedule 7	Trademarks and Trademark Licenses
Schedule 8	Vehicles

ii

FIRST AMENDMENT TO CREDIT AGREEMENT AND GUARANTEE AND

COLLATERAL AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND GUARANTEE AND COLLATERAL AGREEMENT (this “First Amendment”) dated as of July 25, 2007, is by and among GENESIS CRUDE OIL, L.P., a Delaware limited partnership (the “Borrower”), GENESIS ENERGY, L.P., a Delaware limited partnership (the “Parent”), FORTIS CAPITAL CORP., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), and the undersigned Guarantors and Lenders.

R E C I T A L S

A.(i) The Borrower, the Parent, the Lenders, the Administrative Agent and the other agents referred to therein are parties to that certain Credit Agreement dated as of November 15, 2006 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), pursuant to which the lenders party thereto have made certain Loans and provided certain Commitments (subject to the terms and conditions thereof) to the Borrower and (ii) the Borrower, the Guarantors signatory thereto and the Administrative Agent are party to that certain Guarantee and Collateral Agreement dated as of November 15, 2006 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Guarantee and Collateral Agreement”).

B. In connection with the Davison Acquisition (as defined below), the Parent has entered into the Davison Contribution and Sale Agreement (as defined below) pursuant to which it will acquire the assets and entities, and enter into the other transactions therein described.

C. The Borrower has formed a new Restricted Subsidiary, Genesis Alabama Pipeline, LLC, an Alabama limited liability company (“Genesis Alabama”), that as of the First Amendment Effective Date will not hold significant Real Property.

D. The Parent and the Borrower wish, and the Lenders signatory hereto and the Administrative Agent are willing, (i) to amend the Credit Agreement to increase the aggregate Committed Amount to $500,000,000, to be utilized in part to pay Acquisition Consideration in connection with the Davison Acquisition, (ii) to consent to the delay by the Borrower and the Parent in meeting the Section 5.10 Timing Requirements (as defined below) in respect of Genesis Alabama Real Property (as defined below) and waive compliance with Section 5.10 with respect to certain Arkansas Real Property (as defined below) and (iii) to further amend the Credit Agreement and to amend the Guarantee and Collateral Agreement in connection therewith.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article, schedule, exhibit and section references in this First Amendment refer to articles and sections of the Credit Agreement.

As used in this First Amendment, the following terms shall have the meanings specified below:

“Acquired Companies” has the meaning assigned to such term in the Davison Contribution and Sale Agreement.

“Additional Guarantors” means, collectively, Genesis Davison, LLC, a Delaware limited liability company, TDC Energy Services, Inc., a Delaware corporation, TDC Refinery Services Corp., Inc., a Delaware corporation, TDC Services Corporation, Inc., a Delaware corporation, Davison Petroleum Supply, LLC, a Delaware limited liability company, Davison Transportation Services, LLC, a Delaware limited liability company, Red River Terminals, L.L.C., a Louisiana limited liability company, Red River Terminals, L.L.C., a Delaware limited liability company, Davison Corp., Inc., a Delaware corporation, Fuel Masters, LLC, a Texas limited liability company, TDC, L.L.C., a Louisiana limited liability company, and Genesis TDC Texas, LLC, a Texas limited liability company, and “Additional Guarantor” shall have the correlative meaning.

“Arkansas Real Property” means Real Property of the Borrower Parties located in the State of Arkansas.

“Davison Acquisition” means the acquisition by the Parent or its designees (subject to Section 5.4(ii) of this First Amendment) of, inter alia, the Subject Assets.

“Davison Acquisition Documents” means, collectively, the Davison Contribution and Sale Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

“Davison Contribution and Sale Agreement” means the Contribution and Sale Agreement by and among Davison Petroleum Products, L.L.C., Davison Transport, Inc., Transport Company, Davison Terminal Service, Inc., Sunshine Oil & Storage, Inc., T&T Chemical, Inc., Fuel Masters, LLC, TDC, L.L.C. and Red River Terminal, L.L.C., as Sellers and Parent as Buyer, dated as of April 25, 2007, as amended by Amendment No. 1 thereto dated as of July 25, 2007.

“First Amendment Effective Date” has the meaning assigned to such term in Section 4 hereof.

“First Amendment Effective Date Real Property Requirements” means the following:

(a) with respect to each applicable Mortgaged Property:

(i) a Mortgage encumbering each such Mortgaged Property in favor of the Administrative Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Borrower Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable Governmental Requirements, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Administrative Agent;

(ii) with respect to each such Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall reasonably be deemed necessary by the Administrative Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property; and

(iii) with respect to each such Mortgage, opinions of local counsel to the Borrower Parties, which opinions (A) shall be addressed to the Administrative Agent and each of the Lenders and be dated the First Amendment Effective Date, (B) shall cover the enforceability of the respective Mortgage and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (C) shall be in form and substance reasonably satisfactory to the Administrative Agent.

(b) evidence reasonably acceptable to the Administrative Agent of payment by a Borrower Party of all search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages referred to above;

(c) with respect to each such Mortgaged Property, the Parent and each Restricted Subsidiary shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all Governmental Real Property Disclosure Requirements applicable to such Mortgaged Property;

(d) to the extent requested by the Administrative Agent, (i) ALTA mortgagee title insurance policies or unconditional commitments therefor with extended coverage guaranteeing over the standard exceptions to title customarily contained in such policies, survey exceptions, parties in possession exception, and mechanic’s and materialman’s lien exceptions, issued by one or more title companies reasonably satisfactory to the Administrative Agent with respect to each such Mortgaged Property that is material to the Borrower’s Business and constitutes interests owned in “fee” (each, a “Title Policy”), in amounts not less than the fair market value of each such Mortgaged Property, together with a title report issued by a title company with respect thereto, dated not more than thirty (30) days prior to the First Amendment Effective Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to the Administrative Agent and (ii) evidence satisfactory to the Administrative Agent that such Borrower Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy; and

(e) to the extent requested by the Administrative Agent, ALTA surveys of all such Mortgaged Properties (other than Pipelines) that are material to the Borrower’s Business and on which improvements are located, in form and substance satisfactory to Administrative Agent, certified to the Administrative Agent and dated not more than thirty (30) days prior to the First Amendment Effective Date.

“First Amendment Foreign Subsidiaries” means TDC Peru, TDC Energy Canada and TDC Chile.

“First Amendment Unrestricted Subsidiaries” means the First Amendment Foreign Subsidiaries, International Holdco and South America Holdco.

“Genesis Alabama” has the meaning assigned to such term in the Recitals hereto.

“Genesis Alabama Pipeline Project” means the crude oil gathering system to be constructed in the Little Cedar Creek Field in Conecuh County, Alabama and the crude oil pipeline systems connecting such crude oil gathering system to the Genesis Pipeline USA Florida Pipeline System at a point in Escambia County, Alabama.

“Genesis Alabama Real Property” means all Real Property of Genesis Alabama.

“Genesis Alabama Real Property Compliance Date” has the meaning assigned to such term in Section 2.18(a)(i) hereof.

“International Holdco” means TDC Americas, LLC, a Delaware limited liability company.

“Port Hudson Acquisition” means the acquisition by Genesis Crude Oil, L.P., of, inter alia, the Port Hudson Assets.

“Port Hudson Assets” has the meaning assigned to such term in the Port Hudson Purchase Agreement.

“Port Hudson Purchase Agreement” means the Port Hudson Purchase Agreement between BP Pipelines (North America) Inc., as Seller, and Genesis Crude Oil, L.P., as Buyer, dated May 23, 2007.

“Section 5.10 Timing Requirements” means the timing requirements set forth in Section 5.10 pertaining to the documentation, collateral and other requirements set forth therein, which timing requirements state that such documentation, collateral and other requirements set forth in Section 5.10 must be complied with promptly, by a certain specified date or within a certain specified time period after a Restricted Subsidiary’s acquisition of assets.

“South America Holdco” means TDC South America, LLC, a Delaware limited liability company.

“Subject Assets” has the meaning assigned to such term in the Davison Contribution and Sale Agreement.

“TDC Chile” means an entity to be formed as a (direct or indirect) Subsidiary of International Holdco and/or South America Holdco under the laws of Chile.

“TDC Energy Canada” means 0790683 B.C. Ltd., a Canadian company.

“TDC Peru” means TDC Peru S.A.C., a Peruvian company.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.01 (Defined Terms).

(a) The definition of “Agreement” is hereby amended and restated in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment, as the same may from time to time be amended, modified, restated, or replaced from time to time, and any annexes, exhibits and schedules to any of the foregoing.

(b) The definition of “Committed Amount” is hereby amended by amending and restating the penultimate sentence thereof to read in its entirety as follows:

The aggregate Committed Amount as of the First Amendment Effective Date shall be $500,000,000.

(c) The definition of “Consolidated EBITDA” is hereby amended by adding the words “including all expense recorded for the Parent’s stock appreciation rights plan in excess of cash payments for exercised rights” immediately following the words “any non-cash stock or stock option or similar compensation expense,” in clause (iv) thereof.

(d) The definition of “Material Acquisition” is hereby deleted and replaced in its entirety to read as follows:

“Material Acquisition” means a Permitted Acquisition that, when taken together with all other Permitted Acquisitions that have been consummated in the immediately prior twelve months (but not counting any Permitted Acquisition consummated prior to the beginning of the most recently commenced Borrowing Base Multiple Increase Period), collectively have an aggregate Acquisition Consideration in excess of $75,000,000.

(e) Clause (d) of the definition of “Permitted Encumbrances” is hereby deleted and replaced in its entirety to read as follows:

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds in an amount not to exceed $3,000,000, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(f) The definition of “Substantial Transaction” is hereby deleted and replaced in its entirety to read as follows:

“Substantial Transaction” means any Permitted Acquisition or Divestiture in respect of which the aggregate Acquisition Consideration (or, in the case of a Divestiture, the consideration paid by the purchaser if calculated in the same manner as the definition of Acquisition Consideration) is in excess of $25,000,000.

(g) The definition of “Test Period” is hereby deleted and replaced in its entirety to read as follows:

“Test Period” means each period of four consecutive fiscal quarters of the Borrower then last ended, in each case taken as one accounting period; provided that when used in this Agreement in connection with a Substantial Transaction being consummated after the end of a fiscal quarter but prior to the date for which financial statements have been delivered to the Lenders for such fiscal quarter, it shall mean the Calculation Period (without giving effect to this proviso).

(h) The definition of “Transactions” is hereby deleted and replaced in its entirety to read as follows:

“Transactions” means the execution, delivery and performance by the Borrower and the Parent of this Agreement (including for the avoidance of doubt any amendments, modifications, supplements or restatements thereof), the borrowing of Loans, the use of the proceeds thereof (including to refinance loans under the Existing Credit Agreement and to pay Acquisition Consideration for any Permitted Acquisition) and the issuance of Letters of Credit hereunder, and the execution, delivery and performance of the other Loan Documents by the Borrower Parties.

(i) The following definitions are hereby added where alphabetically appropriate to read as follows:

“Additional Guarantors” has the meaning assigned to such term in the First Amendment.

“Davison Acquisition” has the meaning assigned to such term in the First Amendment.

“Davison Contribution and Sale Agreement” has the meaning assigned to such term in the First Amendment.

“Davison Information Memorandum Materials” means the information memorandum and the other written information distributed by the Borrower in connection with the bank meeting on or about June 15, 2007.

“First Amendment” means the First Amendment to Credit Agreement dated as of July 25, 2007 among the Borrower, the Parent, the Administrative Agent, the Lenders party thereto, and the other agents and parties thereto.

“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.

“Port Hudson Acquisition” has the meaning assigned to such term in the First Amendment.

2.2 Amendment to Section 2.06(b) (Letters of Credit). Section 2.06(b) is hereby amended by deleting the dollar amount “$50,000,000” in the last sentence thereof and replacing it with the dollar amount $100,000,000”.

2.3 Amendment to Section 5.10(a) (Additional Collateral; Additional Guarantors).

(a) Section 5.10(a) of the Credit Agreement is hereby amended by deleting the dollar amount “$5,000,000” in the first parenthetical therein and replacing it with the dollar amount “$10,000,000”.

(b) Clause (ii) of Section 5.10(a) of the Credit Agreement is hereby deleted and replaced in its entirety to read as follows:

(ii) grant or cause to be granted to the Administrative Agent for the benefit of the Secured Parties a First Priority Lien of record on all such Equity Interests, Real Property, Pipelines and Property (other than such Equity Interests, Real Property, Pipelines and Property encumbered by prior Liens in existence at the time of the acquisition thereof and not created in anticipation of such acquisition, in which case the Lien of the Administrative Agent for the benefit of the Secured Parties shall be of such priority as is permitted by such prior Lien), upon terms substantially the same as those set forth in the Security Documents for Property of a similar type, and complete such other actions as would have been necessary to satisfy the conditions set forth in Section 4.01 of this Agreement or in the definition of First Amendment Effective Date Real Property Requirements (as defined in the First Amendment) had such Property been owned thereby on the date of this Agreement or the First Amendment, as applicable.

2.4 Amendment to Section 6.01(e) (Indebtedness). Section 6.01(e) of the Credit Agreement is hereby deleted and replaced in its entirety to read as follows:

(e) Guarantees by any Borrower Party of up to (i) an aggregate of $7,500,000 of Indebtedness of the Sandhill Joint Venture outstanding at any time, and (ii) an additional aggregate $10,000,000 of Indebtedness of one or more Joint Ventures, including the Sandhill Joint Venture, outstanding at any time;

2.5 Amendment to Section 6.01(g) (Indebtedness). Section 6.01(g) of the Credit Agreement is hereby deleted and replaced in its entirety to read as follows:

(g) Indebtedness of any Borrower Party owing in connection with deferred payments of insurance premiums; provided that all such Indebtedness of all Borrower Parties shall not exceed $15,000,000 outstanding at any one time;

2.6 Amendment to Section 6.01(h) (Indebtedness). Section 6.01(h) of the Credit Agreement is hereby deleted and replaced in its entirety to read as follows:

(h) Indebtedness not to exceed $20,000,000 in the aggregate outstanding at any one time consisting of Non-Recourse Obligations of a Restricted Subsidiary assumed by such Restricted Subsidiary in connection with any Acquisition permitted pursuant to Section 6.05 (or, if such Restricted Subsidiary is acquired as part of such Acquisition, existing prior thereto); provided that such Indebtedness exists at the time of such Acquisition at least in the amounts assumed in connection therewith and is not drawn down, created or increased in contemplation of or in connection with or subject to such Acquisition;

2.7 Amendment to Section 6.02(f) (Liens). Section 6.02(f) of the Credit Agreement is hereby amended by deleting the dollar amount “$1,000,000” in clause (iv) thereof and replacing it with the dollar amount “$10,000,000”.

2.8 Amendment to Section 6.03(b) (Fundamental Changes; Limitations on Business; Limited Purpose of the Parent). Section 6.03(b) of the Credit Agreement is hereby deleted and replaced in its entirety to read as follows:

(b) It will not and will not permit any of its subsidiaries or Joint Ventures to engage to any material extent in any business other than (i) refining services, gathering, transporting (by barge, pipeline, ship, truck or other modes of transportation), terminalling, storing, producing, acquiring, developing, exploring for, processing, dehydrating, marketing, trading, fractionating and otherwise handling hydrocarbons (including crude oil, natural gas, condensate, natural gas liquids, liquefied natural gas, and refined petroleum products), sulfur, sodium chloride, carbon dioxide, sodium hydrosulfide and caustic soda, including constructing pipeline, platform, dehydration, processing and other related facilities, activities, services or derivative products related or ancillary thereto, (ii)

businesses of the type conducted by it and its subsidiaries and Joint Ventures as of the date of the First Amendment and businesses reasonably related thereto, (iii) bulk commodity transportation that the Sellers or the Acquired Companies (each as defined in the Davison Contribution and Sale Agreement) have historically transported and (iv) any other businesses as long as the consolidated total assets principally relating to such other businesses, taken together, would not constitute greater than 5% of consolidated total assets.

2.9 Amendment to Section 6.04(g) (Investments, Loans, Advances, and Guarantees). Section 6.04(g) of the Credit Agreement is hereby deleted and replaced in its entirety to read as follows:

(g) Investments in Permitted Joint Ventures or Unrestricted Subsidiaries (in addition to the Investments described in clause (b) above), in an amount not to exceed $10,000,000 in the aggregate during the term of this Agreement.

2.10 Amendment to Section 6.06(h) (Sale of Assets). Section 6.06(h) of the Credit Agreement is hereby amended by deleting the dollar amount “$2,000,000” in the proviso thereto and replacing it with the dollar amount “$10,000,000”.

2.11 Amendment to Section 6.12 (Creation of Subsidiaries). Clause (c) of Section 6.12 of the Credit Agreement is hereby deleted and amended in its entirety to read as follows:

(c) any Foreign Subsidiary (other than the First Amendment Foreign Subsidiaries (as such term is defined in the First Amendment)) without the prior written consent of the Required Lenders.

2.12 Amendment to Section 6.13 (Limitation on Leases). Section 6.13 of the Credit Agreement is hereby amended by deleting the dollar amount “$10,000,000” therein and replacing it with the dollar amount “$25,000,000”.

2.13 Amendment to Section 6.18 (Control Agreements). Section 6.18 of the Credit Agreement is hereby deleted and replaced in its entirety to read as follows:

Neither it nor any of its Restricted Subsidiaries shall open any deposit account, securities account or commodities account without subjecting such account to a First Priority Lien in favor of the Administrative Agent for the benefit of the Secured Parties, pursuant to a Control Agreement in form and substance satisfactory to the Administrative Agent; provided, that the Borrower shall be permitted to maintain the operating accounts set forth on Schedule 6.18 without subjecting such accounts to the requirements of this Section 6.18, subject to the conditions and requirements set forth on such Schedule.

2.14 Amendment to Section 6.23 (Excess Cash). Section 6.23 of the Credit Agreement is hereby amended by deleting the dollar amount “$10,000,000” in both places it appears therein and replacing it in each instance with the dollar amount “$20,000,000”.

2.15 Amendment to Section 7.01(k) (Events of Default). Section 7.01(k) of the Credit Agreement is hereby amended by deleting the dollar amount “$2,000,000” in the first sentence thereof and replacing it with the dollar amount “$5,000,000”.

2.16 Amendment to Section 7.01(p) (Events of Default). Section 7.01(p) of the Credit Agreement is hereby amended by deleting the dollar amount “$2,000,000” where it appears therein and replacing it with the dollar amount “$5,000,000”.

2.17 Amendment to Schedules; Credit Agreement References. Each Schedule to the Credit Agreement is hereby replaced in its entirety by the corresponding Schedule to the Credit Agreement attached as Annex A hereto. Each reference in the Credit Agreement to a Schedule or its contents (whether a Schedule to the Credit Agreement, the Guarantee and Collateral Agreement or the Perfection Certificate) “as of the Effective Date”, “on the Effective Date” or “dated the Effective Date” is hereby amended to be a reference to such Schedule or its contents “as of the First Amendment Effective Date”. Each reference in the Credit Agreement to the Perfection Certificate “dated the Effective Date” is hereby amended to be a reference to the Perfection Certificate “dated as of the First Amendment Effective Date.” Each reference in the Credit Agreement to Section 6.04(g)(i) is hereby amended to be a reference to Section 6.04(g).

2.18 Consent and Waiver. (a) The Administrative Agent and the Required Lenders hereby waive compliance with the Section 5.10 Timing Requirements as they would apply solely to the Genesis Alabama Real Property, subject to the following agreements made by the Borrower and the Parent:

(i) On or prior to the earliest of (A) the acquisition of substantially all of the Real Property necessary for the operation of the Genesis Alabama Pipeline Project, (B) the completion of the Genesis Alabama Pipeline Project, and (C) March 31, 2008, the Borrower and the Parent shall fulfill all requirements of Section 5.10 in respect of the Genesis Alabama Real Property (the date such requirements are so fulfilled, the “Genesis Alabama Real Property Compliance Date”).

(ii) At all times prior to the Genesis Alabama Real Property Compliance Date, Genesis Alabama shall not be permitted to have rights to any Real Property other than Real Property that is reasonably necessary for the construction and operation of the Genesis Alabama Pipeline Project that has a collective value not in excess of $10,000,000. For purposes of the preceding sentence, the value of such Real Property will be determined based on its value at the time it is first acquired by Genesis Alabama.

(iii) From and after the Genesis Alabama Real Property Compliance Date, the Borrower and the Parent will comply with Section 5.10 with respect to all Genesis Alabama Real Property.

(b) The Administrative Agent and the Required Lenders hereby waive compliance with Section 5.10 as it would apply to the Arkansas Real Property, but only for so long as the value of such Real Property does not exceed $200,000 in the aggregate. Within ten

(10) days following the first date upon which the value of such Real Property exceeds $200,000 in the aggregate (such tenth (10th) day, the “Arkansas Real Property Compliance Date”), and at all times thereafter, the Borrower and the Parent will comply with Section 5.10 with respect to such Arkansas Real Property. For purposes of the preceding sentence, the value of such Real Property will be determined based on its value at the time it is first acquired by a Borrower Party.

(c) In furtherance of this Section 2.18, any Section 5.10 Timing Requirements are hereby modified to require actions by the Genesis Alabama Real Property Compliance Date (in the case of any Genesis Alabama Real Property) or the Arkansas Real Property Compliance Date (in the case of any Arkansas Real Property), instead of promptly, or by a specified date or within a specified period, after an earlier date as may be otherwise specified in Section 5.10.

2.19 Amendment to Exhibit F (Form of Perfection Certificate). Exhibit F to the Credit Agreement is hereby amended by deleting paragraph 16 thereof in its entirety and replacing it with new paragraph 16 as further described in clauses (a) and (b) below:

(a) From and including the First Amendment Effective Date until the date that is sixty (60) days after the First Amendment Effective Date, paragraph 16 of any Perfection Certificate delivered by the Borrower Parties shall read as follows:

Vehicles. Attached hereto as Schedule 16 is a substantially true and correct list of each Vehicle (as defined in the Guarantee and Collateral Agreement) other than Excluded Vehicles (as defined in the Guarantee and Collateral Agreement) owned by a Borrower Party as of the date hereof, together with the owner of each such Vehicle, the model year of such Vehicle, the VIN number of such Vehicle, and an indication of whether such Vehicle is a tractor, trailer or “private passenger” Vehicle. On or before the date that is sixty (60) days after the First Amendment Effective Date, the undersigned will correct, supplement or amend such list to be true and correct in all respects and to additionally include the jurisdiction where each such Vehicle is titled. Notwithstanding the foregoing, no Vehicle that was owned by the Borrower Parties prior to the consummation of the Davison Acquisition shall be required to be listed on Schedule 16.

(b) At all times after the date that is sixty (60) days after the First Amendment Effective Date, paragraph 16 of any Perfection Certificate delivered by the Borrower Parties shall read as follows:

Vehicles. Attached hereto as Schedule 16 is a true and correct list of each Vehicle (as defined in the Guarantee and Collateral Agreement) other than Excluded Vehicles (as defined in the Guarantee and Collateral Agreement) owned by a Borrower Party as of the date hereof, together with the owner of each such Vehicle, the model year of such Vehicle, the VIN number of such Vehicle, the jurisdiction where each such Vehicle is titled, and an indication of whether such Vehicle is a tractor, trailer or “private passenger” Vehicle. Notwithstanding the foregoing, no Vehicle that was owned by the Borrower Parties prior to the consummation of the Davison Acquisition shall be required to be listed on Schedule 16.

Section 3. Amendments to Guarantee and Collateral Agreement.

3.1 Amendment to Section 5.08 (Instruments and Chattel Paper). Section 5.08 of the Guarantee and Collateral Agreement is hereby amended by deleting the dollar amount “$50,000” in the first sentence thereof and replacing it with the dollar amount “$200,000”.

3.2 Amendment to Section 5.12 (Vehicles). Section 5.12 of the Guarantee and Collateral Agreement is hereby deleted in its entirety.

3.3 Amendment to Section 6.14 (Commercial Tort Claims). Section 6.14 of the Guarantee and Collateral Agreement is hereby amended by deleting the dollar amount “$25,000” in clause (i) thereof and replacing it with the dollar amount “$2,000,000”.

3.4 New Section 6.16 (Vehicles). A new Section 6.16 is hereby added to the Guarantee and Collateral Agreement to read as follows:

Vehicles. (a) On or prior to the date that is one-hundred twenty (120) days after the First Amendment Effective Date, as such date may be extended in accordance with item 4 on Schedule 5.14 to the Credit Agreement (the “Vehicle Perfection Date”), each Grantor shall have taken all necessary or desirable actions (collectively, “Vehicle Perfection Actions”) in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a first priority perfected Lien on all Vehicles required to be listed on Schedule 16 to the Perfection Certificate as of the First Amendment Effective Date, and all Vehicles listed on any corrected, supplemented or amended list permitted to be delivered prior to the date that is sixty (60) days after the First Amendment Effective Date in accordance with such Perfection Certificate other than (i) Vehicles with a model year of 1997 or older and (ii) private passenger Vehicles that are not tractors or trailers ((i) and (ii), together, the “Excluded Vehicles”). The Vehicle Perfection Actions may include delivering to the Administrative Agent originals of the certificates of title or ownership for the motor vehicles owned by a Grantor with the Administrative Agent listed as lienholder therein, and such other actions as may be required by applicable Governmental Requirements.

(b) With respect to each date after the First Amendment Effective Date on which the Parent or the Borrower delivers a new, amended, restated, revised or otherwise modified Perfection Certificate or supplement thereto, by the later of (i) 60 days after such date and (ii) the Vehicle Perfection Date, each Grantor shall take the Vehicle Perfection Actions with respect to all Vehicles required to be listed on Schedule 16 to the Perfection Certificate as so modified, other than Excluded Vehicles. The Grantors shall also take such further actions as may be reasonably requested by the Administrative Agent from time to time to maintain the Administrative Agent’s first priority perfected Lien in those Vehicles that are subject to Vehicle Perfection Actions.

(c) Upon the occurrence and during the continuance of an Event of Default, upon the request of the Administrative Agent, each Grantor shall take all additional actions with respect to all Vehicles (including Excluded Vehicles and other Vehicles not previously required to be listed on Schedule 16 to the Perfection Certificate) of any Borrower Party as the Administrative Agent or any Secured Party shall request in its sole discretion. The cost and expense of taking Vehicle Perfection Actions shall be borne in each instance solely by the Grantors.

3.5 Amendment to Schedules; Guarantee and Collateral Agreement References. Each Schedule to the Guarantee and Collateral Agreement is hereby replaced in its entirety by the corresponding Schedule to the Guarantee and Collateral Agreement attached as Annex B hereto. Each reference in the Guarantee and Collateral Agreement to a Schedule or its contents (whether a Schedule to the Credit Agreement, the Guarantee and Collateral Agreement or the Perfection Certificate) “as of the Effective Date” is hereby amended to be a reference to such Schedule or its contents “as of the First Amendment Effective Date”.

Section 4. Conditions Precedent. This First Amendment shall not become effective until the date (the “First Amendment Effective Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 10.02 of the Credit Agreement) (and for the avoidance of doubt, the parties understand that Section 5.4 of this First Amendment applies to the conditions set forth in this Section 4):

(a) The Administrative Agent shall have received a certificate of an Authorized Officer of the Parent certifying: (i) that the Davison Acquisition will be consummated concurrently with the effectiveness of this First Amendment and substantially in accordance with the terms of the Davison Acquisition Documents (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) and in all material respects in accordance with all applicable Governmental Requirements and (ii) that attached thereto are true and complete executed copies of the Davison Acquisition Documents.

(b) The Administrative Agent shall have received (i) a certificate of a Responsible Officer of the Parent satisfying the requirements of clause (k) of the definition of Permitted Acquisition with respect to both the Davison Acquisition and the Port Hudson Acquisition and (ii) the calculations required by clause (e)(iv) of the definition of Permitted Acquisition. With respect to the Davison Acquisition, the Administrative Agent and the Lenders, as applicable, shall be satisfied with all other documentation required to be delivered to it and the Lenders pursuant to the definition of “Permitted Acquisition”.

(c) The Administrative Agent shall have received from the Lenders required by the Credit Agreement, the Issuing Banks, the Parent, the Borrower and each Guarantor, executed counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment and all schedules, exhibits and annexes to the foregoing.

(d) The Administrative Agent shall have received (a) duly executed counterparts (in such number as may be requested by the Administrative Agent) of an assumption agreement to the Guarantee and Collateral Agreement (the “Assumption Agreement”) executed by each Additional Guarantor substantially in the form of Annex I to the Guarantee and Collateral Agreement and (b) the certificate or certificates, if any, representing the Equity Interests pledged pursuant to the Guarantee and Collateral Agreement and such Assumption Agreement, together with an undated stock power or equivalent for each such certificate executed in blank by a Responsible Officer of the pledgor thereof.

(e) The Administrative Agent shall have received a completed Perfection Certificate in respect of each Borrower Party, dated the First Amendment Effective Date and executed by a Responsible Officer of the Parent, together with all attachments contemplated thereby, including (i) certified copies of UCC, Tax and judgment Lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, Lien notices or comparable documents that name any Additional Guarantor as debtor or list any Subject Assets or Port Hudson Assets as collateral thereon (except that such requirements shall not apply to assets that are, taken as a whole, immaterial to the Borrower’s Business, subject to compliance with Section 6.02, or to assets of First Amendment Unrestricted Subsidiaries) and that are filed in the state and county jurisdiction in which any Additional Guarantor is organized, maintains its principal place of business or in which Additional Guarantor owns property or in which any Subject Assets or Port Hudson Assets are located (except that such requirements shall not apply to assets that are, taken as a whole, immaterial to the Borrower’s Business, subject to compliance with Section 6.02, or to assets of First Amendment Unrestricted Subsidiaries) and such other searches that the Administrative Agent deems necessary or appropriate, (ii) substantially all UCC termination statements (or similar documents) duly authorized or executed, as appropriate, by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective Mortgages or UCC financing statements (or equivalent filings) disclosed in such search, including with respect to any Liens on any Subject Assets or Port Hudson Assets or the property of any Additional Guarantor (except that such requirements shall not apply to assets that are, taken as a whole, immaterial to the Borrower’s Business, subject to compliance with Section 6.02, or to assets of First Amendment Unrestricted Subsidiaries) and (iii) such other information with respect to the Borrower Parties required pursuant to Section 5.10(a) of the Credit Agreement.

(f) The Administrative Agent, the Arrangers and the Lenders shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date (including the Committed Amount Increase Fee), including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(g) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the First Amendment Effective Date) of (i) Akin Gump Strauss Hauer & Feld LLP, counsel for the Borrower Parties, International Holdco and South America Holdco, substantially in the form of Exhibit A, and covering such other matters relating to the Borrower Parties, International Holdco, South

America Holdco, the Credit Agreement, the First Amendment, or the other Loan Documents being executed in connection therewith as the Required Lenders shall reasonably request, (ii) McDavid, Noblin & West pllc, counsel to Genesis Pipeline Alabama, LLC, in form and substance reasonably satisfactory to the Administrative Agent and (iii) the Persons described in clause (a)(iii) of the definition of “First Amendment Effective Date Real Property Requirements” with respect to Real Property acquired in the Davison Acquisition or the Port Hudson Acquisition, which opinions shall also cover matters relating to Additional Guarantors organized in the applicable jurisdiction, all in form and substance reasonably satisfactory to the Administrative Agent.

(h) The Administrative Agent shall have received the following, in each case in form and substance satisfactory to the Arrangers and their counsel: (i) copies of each Organizational Document of each Additional Guarantor and First Amendment Unrestricted Subsidiary, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the First Amendment Effective Date or a recent date prior thereto, (ii) signature and incumbency certificates of the officers of each Additional Guarantor executing any Loan Document on behalf of such Borrower Party or the General Partner, (iii) resolutions of the board of directors or similar governing body of each Borrower Party or the General Partner or such Borrower Party’s general partner approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which such Person is becoming a party or by which its assets may be bound as of the First Amendment Effective Date certified by its secretary or any assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Additional Guarantor’s jurisdiction of organization or formation and in each jurisdiction in which such Additional Guarantor is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the First Amendment Effective Date; and (v) such other documents as the Administrative Agent may reasonably request.

(i) The organizational structure of the Parent and the Subsidiaries, both before and after giving effect to the Davison Acquisition, shall be reasonably satisfactory to the Administrative Agent.

(j) The Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 and certifying compliance with Section 3.17 as of the First Amendment Effective Date after giving effect to the Loans used to fund the Davison Acquisition and the other transactions contemplated by this First Amendment.

(k) The Administrative Agent shall have received reasonable satisfactory evidence that (i) all Indebtedness for borrowed money owing by any Acquired Company has been paid in full and all commitments and obligations thereunder shall have been terminated and (ii) no other Additional Guarantor has any Indebtedness for borrowed money outstanding.

(l) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by and the validity against each Borrower Party of this First Amendment and the Loan Documents being executed in connection therewith and to which it is a party and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required.

(m) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower either (i) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance by and the validity against each Borrower Party of the Davison Acquisition Documents and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required.

(n) The Administrative Agent shall have received a letter duly executed and delivered by the Process Agent dated on or prior to the First Amendment Effective Date pursuant to which it accepts its appointment as Process Agent for the Additional Guarantors (and any other Borrower Party not previously covered by such a letter) under the Credit Agreement and the other Loan Documents, which letter may be an addendum to the letter previously delivered on the Effective Date.

(o) All other Subject Assets, or assets of an Additional Guarantor, or Port Hudson Assets in which the Administrative Agent shall, at such time, be entitled to have a Lien in its favor for the benefit of the Secured Parties pursuant to any Loan Document shall have been physically delivered to the possession of the Administrative Agent or any bailee accepted by the Administrative Agent to the extent that such possession is necessary or desirable for the purpose of perfecting the Administrative Agent’s Lien in such Collateral for the benefit of the Secured Parties.

(p) In respect of the Davison Acquisition, the Arrangers shall have received and shall be satisfied with the financial statements, projections and calculations referred to in clauses (d), (e)(i) and (e)(iv) of the definition of Permitted Acquisition.

(q) In respect of the Davison Acquisition, the Administrative Agent (and, with respect to clause (i), if requested by a Lender, each such Lender) shall have received and be reasonably satisfied with (i) all existing reports and similar documents of the Parent, the Subsidiaries, the Acquired Companies and the Subject Assets relating to environmental matters, other than such documents that are either (A) immaterial or (B) solely ministerial and ordinary course in nature and (ii) any additional such reports that may have been reasonably requested by the Administrative Agent.

(r) The Administrative Agent shall have received and be reasonably satisfied with copies of all Material Agreements related to the Davison Acquisition or the Subject Assets that are in effect on the First Amendment Effective Date.

(s) Subject to Section 2.18(b) of this First Amendment, the Parent and the Subsidiaries shall have complied with the First Amendment Effective Date Real Property

Requirements with respect to the Subject Assets or the Port Hudson Assets that are Real Property to the satisfaction of the Administrative Agent; provided, that this condition shall not apply to Real Property of the First Amendment Unrestricted Subsidiaries.

(t) The Parent and the Subsidiaries shall have paid or made arrangements to pay all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents to be executed in connection with this First Amendment.

(u) The Administrative Agent shall have received a duly executed and delivered Borrowing Request in compliance with Section 2.03 of the Credit Agreement.

(v) The Administrative Agent shall have received a duly executed and delivered Borrowing Base Multiple Increase Notice in compliance with Section 2.04 of the Credit Agreement.

(w) The Administrative Agent shall have received a duly executed and delivered Borrowing Base Certification in compliance with Section 5.01(g) of the Credit Agreement.

(x) The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of any Issuing Bank to issue Letters of Credit in connection with this First Amendment, and this First Amendment in its entirety, shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02 of the Credit Agreement) at or prior to 3:00 p.m., New York City time, on July 25, 2007.

Without limiting the generality of the provisions of Article IX of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this First Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent, the Arrangers, the Issuing Banks or the Lenders unless the Administrative Agent shall have received notice from such Lender prior to the proposed First Amendment Effective Date specifying its objection thereto.

Section 5. Miscellaneous.

5.1 Increase of Committed Amount Pursuant to Section 2.05. Pursuant to Section 2.05, the Borrower has previously delivered to the Administrative Agent a Committed Amount Change Certificate requesting that the aggregate Committed Amount be increased to $500,000,000. Effective on the First Amendment Effective Date: (a) the aggregate Committed Amount shall be increased to $500,000,000 and (b) the Commitment of each Lender shall, without any further action (including, without the execution of any Assignment and Assumption or any other documentation or the payment of any processing and recordation fee to the Administrative Agent), become the Commitment specified for such Lender on the attached Schedule 2.01 to the Credit Agreement. For the avoidance of doubt, in respect of the Committed Amount increase described by this Section 5.1 and in respect of the Davison Acquisition, each of the Administrative Agent, the Issuing Banks, the Lenders and the Borrower Parties hereby waives noncompliance with all timing requirements for notices to be delivered pursuant to Section 2.05 or the definition of Permitted Acquisition (but not delivery of the notices themselves, which shall be delivered prior to or on the First Amendment Effective Date). Except as expressly waived pursuant to the immediately preceding sentence, the provisions of Section 2.05 and the definition of Permitted Acquisition shall otherwise apply.

5.2 Confirmation. The provisions of the Loan Documents, as amended by this First Amendment, shall remain in full force and effect in accordance with their terms following the effectiveness of this First Amendment.

5.3 Ratification and Affirmation; Representations and Warranties. Each Borrower Party hereby (a) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date as supplemented or subject to such qualifications as are set forth in the applicable Schedule(s) as of the Effective Date (provided, that with respect to the representations and warranties set forth in Section 3.14, 3.18(a) and 3.20 that are expressly limited to the Effective Date, such representations and warranties are true and correct as of the First Amendment Effective Date without giving effect to such limitation as supplemented or subject to such qualifications as are set forth in the applicable Schedule(s) as of the First Amendment Effective Date) and (ii) no Default has occurred and is continuing.

5.4 Borrower Parties. All references to the Borrower Parties and Subsidiaries in this First Amendment shall be deemed to be references to the Borrower Parties and Subsidiaries immediately after consummation of the Davison Acquisition. In furtherance of this and for the avoidance of doubt, each reference to the “Borrower Parties” and the “Subsidiaries” in this First Amendment shall be deemed to include each Additional Guarantor and each reference to the “Subsidiaries” shall also be deemed to include each First Amendment Unrestricted Subsidiary, each reference to the “Additional Guarantors” shall be deemed to include each Acquired Company, and each reference to any assets of any Borrower Party shall be deemed to include any assets acquired by such Borrower Party in connection with the Davison Acquisition or the Port Hudson Acquisition. As of the First Amendment Effective Date, each Additional Guarantor shall be a “Borrower Party” and “Subsidiary” as defined in the Credit Agreement. The Borrower represents that (i) each Additional Guarantor is a Restricted Subsidiary as of the First

Amendment Effective Date and (ii) after giving effect to the Davison Acquisition, the Subject Assets will be owned by Additional Guarantors or First Amendment Foreign Subsidiaries.

5.5 Designation of Unrestricted Subsidiaries. Pursuant to the requirements set forth in the definition of “Unrestricted Subsidiary” in the Credit Agreement, the Borrower hereby designates the First Amendment Unrestricted Subsidiaries as Unrestricted Subsidiaries, each of which shall become a Subsidiary on and as of the First Amendment Effective Date. The Borrower represents and warrants as of the date hereof that none of the First Amendment Unrestricted Subsidiaries (a) has acquired any assets from the Borrower or any Restricted Subsidiary, or (b) has any Indebtedness, Guarantee obligations or other obligations other than Non-Recourse Obligations, except as expressly permitted pursuant to Sections 5.13(c) and 6.04(g).

5.6 Credit Document. This First Amendment and each agreement, instrument, certificate or document executed by the Borrower Parties or any of their respective officers in connection therewith are “Loan Documents” as defined and described in the Credit Agreement and all of the terms and provisions of the Loan Documents relating to other Loan Documents shall apply hereto and thereto.

5.7 Security Document. The Assumption Agreement, Mortgages, Control Agreements, Perfection Certificate, and all other agreements, documents, instruments or certificates executed by the General Partner or any Borrower Party or any of their respective officers in connection with securing the Obligations under the Loan Documents which are delivered pursuant to Section 4 of this First Amendment (including those delivered pursuant to Schedule 5.14) are “Security Documents” as defined and described in the Credit Agreement and all of the terms and provisions of the Loan Documents applying to Security Documents shall apply thereto.

5.8 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

5.9 NO ORAL AGREEMENT. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

5.10 GOVERNING LAW. THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

BORROWER:

GENESIS CRUDE OIL, L.P.

By:	GENESIS ENERGY, INC., its general partner

	By:	/s/ Ross A. Benavides
Ross A. Benavides, Chief Financial Officer

PARENT:

GENESIS ENERGY, L.P.

By:	GENESIS ENERGY, INC., its general partner

	By:	/s/ Ross A. Benavides
Ross A. Benavides, Chief Financial Officer

Signature Page to First Amendment

GUARANTORS:

GENESIS ENERGY, L.P.

By:	GENESIS ENERGY, INC., its general partner

	By:	/s/ Ross A. Benavides
Ross A. Benavides, Chief Financial Officer

GENESIS PIPELINE TEXAS, L.P.

By:	GENESIS ENERGY, INC., its general partner

	By:	/s/ Ross A. Benavides
Ross A. Benavides, Chief Financial Officer

GENESIS PIPELINE USA, L.P.

By:	GENESIS ENERGY, INC., its general partner

	By:	/s/ Ross A. Benavides
Ross A. Benavides, Chief Financial Officer

Signature Page to First Amendment

GENESIS CO2 PIPELINE, L.P.

By:	GENESIS ENERGY, INC., its general partner

	By:	/s/ Ross A. Benavides
Ross A. Benavides, Chief Financial Officer

GENESIS NATURAL GAS PIPELINE, L.P.

By:	GENESIS ENERGY, INC., its general partner

	By:	/s/ Ross A. Benavides
Ross A. Benavides, Chief Financial Officer

GENESIS SYNGAS INVESTMENTS, L.P.

By:	GENESIS ENERGY, INC., its general partner

	By:	/s/ Ross A. Benavides
Ross A. Benavides, Chief Financial Officer

GENESIS ENERGY FINANCE CORPORATION

By:	/s/ Ross A. Benavides
Ross A. Benavides, Chief Financial Officer

GENESIS PIPELINE ALABAMA, LLC

By:	/s/ Ross A. Benavides
Ross A. Benavides, Chief Financial Officer

Signature Page to First Amendment

ADMINISTRATIVE AGENT, ARRANGER AND LENDER:

FORTIS CAPITAL CORP.

By:	/s/ Alison B. Barber
Name:	Alison B. Barber
Title:	Vice President

By:	/s/ Gloria Beloti-Fields
Name:	Gloria Beloti-Fields
Title:	Vice President

ISSUING BANK:

FORTIS BANK S.A./N.V., NEW YORK BRANCH

By:	/s/ Jeanne Feldhhusen
Name:	Jeanne Feldhusen
Title:	Managing Director

By:	/s/ John Riga
Name:	John Riga
Title:	CFO

ARRANGER:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Russell A Johnson
Name:	Russell A Johnson
Title:	Director

By:	/s/ Jon R. Marintzy
Name:	Jon R. Marintzy
Title:	Director

[Signature Page to First Amendment to Credit Agreement and Guarantee and Collateral Agreement]

LENDER:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Vice President

By:	/s/ Omayra Laucella
Name:	Omayra Laucella
Title:	Vice President

ISSUING BANK AND LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Stephen J. Hoffman
Name:	Stephen J. Hoffman
Title:	Managing Director

LENDER:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Heather Han
Name:	Heather Han
Title:	Assistant Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Chris Hewitt
Name:	Chris Hewitt
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement and Guarantee and Collateral Agreement]

BANK OF SCOTLAND

By:	/s/ Peggy Ngai
Name:	Peggy Ngai
Title:	Assistant Vice President

BMO CAPITAL MARKETS FINANCING, INC.

By:	/s/ James B. Whitmore
Name:	James B. Whitmore
Title:	Managing Director

COMERICA BANK

By:	/s/ Josh Strong
Name:	Josh Strong
Title:	Assistant Vice President

GUARANTY BANK

By:	/s/ Jim R. Hamilton
Name:	Jim R. Hamilton
Title:	Senior Vice President

ROYAL BANK OF CANADA

By:	/s/ Jason S. York
Name:	Jason S. York
Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement and Guarantee and Collateral Agreement]

SUNTRUST BANK

By:	/s/ Carmen J. Malizia
Name:	Carmen J. Malizia
Title:	Vice President

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ W. Bryan Chapman
Name:	W. Bryan Chapman
Title:	Senior Vice President

STERLING BANK

By:	/s/ David W. Phillips
Name:	David W. Phillips
Title:	Senior Vice President

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Alison Fuqua
Name:	Alison Fuqua
Title:	Assistant Vice President

[Signature Page to First Amendment to Credit Agreement and Guarantee and Collateral Agreement]